
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund II and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                      29,312,937
<SECURITIES>                                         0
<RECEIVABLES>                                  148,240<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              32,780,319<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                32,780,319<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             5,698,354<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,505,786
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,192,568
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,192,568
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,192,568
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include due from DWR of $47,426 and interest receivable of $100,814.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,319,142.
<F3>Liabilities include redemptions payable of $247,547, accrued management fees of $108,738, accrued incentive fees of $401,530 and accrued administrative expenses of $50,026.
<F4>Total revenues include realized trading revenue of $3,479,157, net change in unrealized of $1,315,463 and interest income of $903,734.

